UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2010

Kohlberg Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 MADISON AVENUE NEW YORK, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (212) 455-8300

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Kohlberg Capital Corporation (the “Company”) will be late in filing its Quarterly Report on Form 10-Q for the three months ended March 31, 2010 (the “1Q 2010 10-Q”).  As disclosed in a Current Report on Form 8-K filed on January 29, 2010, on January 27, 2010, the Company engaged Grant Thornton LLP (“Grant Thornton”) as its independent registered public accounting firm. The Company is currently in the process of finalizing certain valuations for its investments in order for Grant Thornton to complete its audits of the Company’s financial statements for the fiscal years ended December 31, 2008 and December 31, 2009 and complete its reviews of the Company’s interim financial statements for the interim periods ended March 31, 2009, June 30, 2009, September 30, 2009 and March 31, 2010 (collectively, the “Financial Statements”).  The Company filed a Form 12b-25 with the Securities and Exchange Commission on May 11, 2010, for a five-day extension to file the 1Q 2010 10-Q, which was due on May 10, 2010.  As a result of the foregoing, the Company will not be able to file the 1Q 2010 10-Q within such five-day period. The Company is working diligently to complete the filing as soon as possible.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kohlberg Capital Corporation
(Registrant)

May 17, 2010	/s/ Michael I. Wirth
(Date)	Michael I. Wirth Chief Financial Officer